Exhibit 4.1

Deed Poll

Constituting Convertible Loan Notes

between

Locafy Limited ACN 136 737 767

(Company)

and

Each Noteholder

Table of contents

1	Definitions and interpretation	2
2	Constitution of the Notes	5
3	Issue of Notes	6
4	Interest, conversion, redemption and Disposal	6
5	Note Certificates	6
6	Register	7
7	Obligations of the Company	7
8	Amendment of the Deed	8
9	Notices	8
10	Counterparts	8
11	Governing law and jurisdiction	8

Annexure A Note Certificate		10
Annexure B Application Form		11
Annexure C Note Terms		12

This deed is made on 28 May 2021

between	Locafy Limited ACN 136 737 767 of 246 Churchill Avenue, Subiaco, Western Australia (Company)

and	Each Noteholder

Recital

A	The Company by resolution of the Board on or about the date of this Deed created 2,500,000 convertible loan notes of $1.00 each to be constituted under this Deed.

Now it is covenanted and agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this Deed, unless the context requires another meaning:

Application Form means a form for the application for Notes substantially in the form set out as Annexure B.

Board means the board of directors of the Company from time to time.

Business Day means a day that is not a Saturday or Sunday or a public holiday or a bank holiday in Perth, Australia.

Corporations Act means the Corporations Act 2001 (Cth).

Dollars and $ means the lawful currency of Australia.

Event of Default means in respect of any Group Company, the occurrence of an Insolvency Event.

Face Value means, in relation to each Note, $1.00.

Facility Amount means $2,500,000 less the aggregate principal amount outstanding on the issued Notes from time to time.

Government Agency means, whether foreign or domestic:

(a)	a government, whether federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b)	a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

Group means the Company and its Subsidiaries from time to time and Group Company means any of them.

GST has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Insolvency Event means the happening of one or more of the following events:

(a)	except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the Noteholder Majority:

(i)	process is filed in a court seeking an order that the Group Company be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within 7 days of it being filed; or

(ii)	an order is made that the Group Company be wound up or that a Controller be appointed to it or any of its assets; or

(iii)	a resolution that the Group Company be wound up is passed or proposed by the shareholders of the Group Company;

(b)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of the Group Company’s assets or undertaking;

(c)	an administrator is appointed to the Group Company, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d)	the Group Company enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of the Group Company’s creditors is proposed or effected or by reason of financial difficulties it begins negotiations with one or more of its creditors with a view to readjustment or rescheduling of any of its indebtedness;

(f)	any action is taken by the Australian Securities and Investments Commission with a view to the Group Company’s deregistration or its dissolution, or an application is made to the Australian Securities and Investments Commission that any such action be taken;

(g)	the Group Company is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h)	as a result of the operation of section 459F(1) of the Corporations Act, the Group Company is taken to have failed to comply with a statutory demand;

(i)	the Group Company stops or suspends or threatens to stop or suspend the payment of all or a class of its debts or the conduct of all or a substantial part of its business;

(j)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to the Group Company; or

(k)	anything having a substantially similar effect to any of the events specified in paragraphs (a) to (j) inclusive happens to the Group Company under the law of any jurisdiction.

Maturity Date has the meaning given to that term in the Terms.

Noteholder means a person whose name is entered in the Register as the holder of one or more Notes.

Noteholder Majority means a Noteholder or Noteholders holding more than 50% of the total principal amount of the Notes outstanding at the relevant time.

Note Certificate means a certificate issued by the Company in respect of the Notes held by a Noteholder, substantially in the form set out in Annexure A to the Deed.

Notes means convertible loan notes of $1.00 each created by the Company, having the rights and being subject to the restrictions in the Terms and Note means any one of them.

Office means the registered office of the Company.

Register means the register of noteholders kept by the Company in accordance with clause 6.

Subsidiary means a subsidiary (as that term is defined in the Corporations Act) of the Company

Tax means:

(a)	a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time imposed or levied by any Government Agency or required to be remitted to, or collected, withheld or assessed by, any Government Agency; and

(b)	any related interest, expense, fine, penalty or other charge on those amounts,

and includes any amount that a person is required to pay to another person on account of that other person’s liability for Tax.

Term means the terms of the Notes as set out in Annexure C as amended from time to time be amended in accordance with those terms.

Unless the context otherwise requires, words and expressions defined in the Terms and not separately defined in this Deed have the same meanings where used in this Deed.

1.2	Interpretation

In this Deed:

(a)	unless the context otherwise requires, a reference:

(i)	to the singular includes the plural and vice versa;

(ii)	to a gender includes all genders;

(iii)	to a document (including this Deed) is a reference to that document (including any schedules, Terms and annexures) as amended, consolidated, supplemented, novated or replaced;

(iv)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v)	to parties means the parties to this Deed and in whose favour this Deed is given and to a party means a party to this Deed or in whose favour this Deed is given;

(vi)	to an item, recital, clause, schedule or annexure is to an item, recital, clause, schedule or annexure of or to this Deed;

(vii)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

(viii)	to a person (including any party) includes a reference to an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires;

(ix)	to a person (including any party) includes the person’s successors, permitted assigns, executors and administrators;

(x)	to a law:

(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(xi)	to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(xii)	to a body, other than a party to this Deed (including, an institute, association or authority), whether statutory or not:

(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body,

(C)	is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(xiii)	to proceedings includes litigation, arbitration and investigation;

(xiv)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(xv)	the word including or includes means including, but not limited to, or includes, without limitation; and

(xvi)	to time is to Perth time;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	headings are for convenience only and do not affect interpretation;

(d)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day; and

(e)	if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

2	Constitution of the Notes

2.1	The total principal amount of the Notes constituted by this Deed is limited to $2,500,000.

2.2	The Notes may be issued in amounts or integral multiples of $1.00.

2.3	The Company may from time to time, by resolution of the Board and on terms previously approved in writing by the Noteholder Majority, but subject always to this Deed, create and issue further Notes so as to form a single series with the original Notes constituted by this Deed and cancel any Notes created but unissued.

2.4	The Notes constituted by this Deed are held subject to the Terms, which are binding on the Company, each Noteholder and any person claiming through or under them. The Terms will have the same effect as if they were set out in this Deed.

3	Issue of Notes

3.1	Subject to clause 3.4, the Company may issue Notes at any time prior to the date being 28 days prior to the Maturity Date.

3.2	The Company may only issue Notes to parties which have completed and delivered to the Company an Application Form.

3.3	Upon the issue of any Notes under clause 3.1 the Company must:

(a)	issue a Note Certificate to the Noteholder in accordance with clause 5; and

(b)	update the details of the Register in accordance with clause 6.

3.4	The Company must not issue any Notes:

(a)	while there is a subsisting Event of Default in respect of the Company; or

(b)	in excess of the Facility Amount.

if issuing a Note would cause the value to exceed the Facility Amount

4	Interest, conversion, redemption and Disposal

The Notes:

(a)	bear interest in accordance with Term 3;

(b)	are convertible in accordance with Term 4;

(c)	are redeemable in accordance with Term 6; and

(d)	may be disposed of in accordance with Term 7.

5	Note Certificates

5.1	The Company must issue to a person, at no cost to the Noteholder a Note Certificate for the total principal amount of all Notes registered in that person’s name on that person:

(a)	becoming a Noteholder; or

(b)	acquiring additional Notes and upon delivering to the Company, in respect of all the existing Notes held by that person:

(i)	the Note Certificate(s) for those Notes; or

(ii)	evidence reasonably satisfactory to the Company that the Note Certificate(s) for those Notes have been lost, stolen, worn out, defaced or destroyed and:

(A)	in the case of a worn out or defaced Note Certificate, that certificate; and

(B)	in the case of a lost, stolen or destroyed Note Certificate, if requested by the Company, an indemnity from that person in respect of the lost, stolen or destroyed certificate on terms reasonably satisfactory to the Company.

5.2	When a Noteholder redeems, converts, sells, assigns, transfers or conveys one or more Notes the Company must issue, at no cost to the Noteholder, a Note Certificate for the balance of the total principal amount of the Notes retained by the Noteholder, within 5 Business Days of completion of the redemption, conversion, sale, assignment, transfer or conveyance, as applicable.

5.3	The Company is not bound to:

(a)	register more than four persons as joint holders of a Note; nor

(b)	issue more than one Note Certificate for a Note held jointly by two or more persons and delivery of a Note Certificate to one joint holder constitutes delivery to all joint holders.

5.4	A Note Certificate must be:

(a)	substantially in the form set out in Annexure A and must have the Terms endorsed on it; and

(b)	executed by or on behalf of the Company in accordance with the Constitution or in such other manner as may be permitted by the Corporations Act.

5.5	If a Note Certificate is lost, stolen, worn out, defaced or destroyed, the Company must issue a duplicate certificate within a reasonable period of a request by a Noteholder, at no cost to the Noteholder, provided that the Noteholder delivers to the Company evidence reasonably satisfactory to the Company that the Note Certificate has been lost, stolen, worn out, defaced or destroyed and:

(a)	in the case of a worn out or defaced Note Certificate, that certificate; and

(b)	in the case of a lost, stolen or destroyed Note Certificate, if requested by the Company, an indemnity from that Noteholder in respect of the lost, stolen or destroyed certificate on terms reasonably satisfactory to the Company.

6	Register

6.1	The Company must keep the Register at the Office and enter in it:

(a)	the name and address of each Noteholder;

(b)	the date on which each Noteholder was registered as a Noteholder;

(c)	the total principal amount of all Notes held by each Noteholder;

(d)	the serial number of each Note Certificate issued to each Noteholder and the date of its issue; and

(e)	the date on which a person ceased to be a Noteholder.

6.2	The Company must enter in the Register each change to the information specified in clause 6.1.

6.3	A Noteholder may inspect the Register at all reasonable times during office hours and the Company must provide the Noteholder with a copy of it or any part of it, at no cost to the Noteholder, if requested by the Noteholder.

7	Obligations of the Company

7.1	The Company agrees with each Noteholder to comply with its obligations under this Deed and the Terms.

7.2	This Deed and the Terms ensure for the benefit of each Noteholder that a Noteholder may enforce the Company’s observance of its obligations under this Deed and the Terms in relation to each Note held by the Noteholder.

7.3	The Company must pay all Tax in relation to the constitution of the Notes under this Deed and the issue and delivery of those Notes to the Noteholders.

8	Amendment of the Deed

8.1	The Company may (by a deed expressed to be supplemental to this Deed) amend this Deed only if it is approved by a Noteholder Majority.

8.2	The Company must make a notation on the cover of this Deed upon the execution of any deed supplemental to this Deed.

9	Notices

Term 12 applies to any notice given to or by the Company under this Deed as if Term 12 were set out in this Deed in full (with any necessary changes).

10	Counterparts

This Deed may be executed in any number of counterparts (including by way of email and facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

11	Governing law and jurisdiction

11.1	This Deed is governed by the laws of Western Australia.

11.2	The Company irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of Western Australia; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Executed as a deed

Executed as a deed by Locafy Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ GAVIN BURNETT	/s/ MELVIN TAN
Director	Director

GAVIN BURNETT	MELVIN TAN
Name of Director (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

Annexure A

Note Certificate

Certificate No. [•] issued on [date]

Total principal amount

Locafy Limited (Company)

(ACN 136 737 767)

Convertible Loan Notes

This is to certify that [#] of [#] is the registered holder of [#] convertible loan notes of $1.00 each issued by the Company (Notes) as constituted by the Deed Poll Constituting Loan Notes made by the Company on 28 May 2021 (Deed). The Notes are issued with the benefit of the rights and subject to the restrictions contained in the Deed and the terms endorsed on this certificate (Terms).

The Notes bear interest in accordance with Term 3. The Notes are convertible into Ordinary Shares in accordance with Term 4 and are redeemable in accordance with Term 6.

The Notes may be disposed of in accordance with Term 7. This certificate must be surrendered before any transfer is registered or any new certificate is issued in exchange.

A copy of the Deed is available for inspection at the Company’s registered office.

The Notes are governed by the laws of Western Australia.

Executed by Locafy Limited ACN 136 737 767 in accordance with section 127 of the Corporations Act 2001 (Cth):

*Director/*Company Secretary	Director

Name of *Director/*Company Secretary (BLOCK LETTERS) *please delete as appropriate	Name of Director (BLOCK LETTERS)

Annexure B

Application Form

To:	The Directors
Locafy Limited (Company)
ACN 136 737 767
PO Box 1988
Subiaco WA 6904

<<specify name of Applicant>> (Applicant), hereby irrevocably applies to subscribe for

<<specify number>> convertible notes of A$1.00 each (Notes) under the terms of the Deed Poll Constituting Convertible Loan Notes dated 28 May 2021 (Deed).

Dated: <<specify date>>

For Company Applicants:

Signed by a director and director/secretary:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

IMPORTANT: For regulatory and compliance purposes, please provide details of the company’s current directors and shareholders (eg copy of company extract)

For Individual Applicants:

Signed by:

Signature of Individual Applicant	Signature of Individual Applicant 2

Name of Individual Applicant 1 (please print)	Name of Individual Applicant 2 (please print)

Applicant Contact Details:

Contact Name:	<<Please complete>>

Contact Address:	<<Please complete>>

Contact Email:	<<Please complete>>

Contact Telephone:	<<Please complete>>

Annexure C

Terms

1	Definitions and interpretation

1.1	Definitions

In these Terms, unless the context requires another meaning:

Benchmark Date means the date that is 5 Business Days before the Maturity Date;

Board means the board of directors of the Company from time to time.

Business Day means a day that is not a Saturday or Sunday or a public holiday or a bank holiday in Western Australia, Australia.

Company Conversion Notice shall the same meaning as Conversion Notice.

Completion Date means the date of this Deed Poll.

Controller has the meaning given in section 9 of the Corporations Act.

Conversion Date means the date the Note is converted into Ordinary Share pursuant to Term 4.5.

Conversion Event means a conversion pursuant to either Term 4.2 or Term 4.3.

Conversion Notice means Conversion Notice issued by the Company pursuant to Term 4.5.

Conversion Shares means the Ordinary Shares issued pursuant to a Conversion Notice.

Deed means the deed poll constituting convertible loan notes made by the Company and in respect of which these Terms form a part.

Dollars and $ means the lawful currency of Australia.

Event of Default means, in respect of any Group Company, the occurrence of:

(a)	an Insolvency Event; or

(b)	any event, fact, circumstance or other matter which is, in the Noteholder Majority’s reasonable opinion, reasonably likely to cause or constitute an Insolvency Event.

Facility Amount means $2,500,000.

Foreign Exchange Conversion Rate means for every 1 Australian Dollar is equivalent to 0.7766 United States Dollar (being the average rate published by the Reserve Bank of Australia from 27 April 2021 to 27 May 2021, inclusive).

Government Agency means, whether foreign or domestic:

(a)	a government, whether federal, state, territorial or local or a department, office or minister of a government acting in that capacity; or

(b)	a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal body, department, tribunal, entity or authority, whether statutory or not, and includes any self-regulatory organisation established under statute or any stock exchange.

Group means the Company and its Subsidiaries from time to time and Group Company means any of them.

GST has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Insolvency Event means the happening of one or more of the following events:

(a)	except for the purpose of a solvent reconstruction or amalgamation which has the prior written consent of the Noteholder Majority:

(i)	process is filed in a court seeking an order that the Company be wound up or that a Controller be appointed to it or any of its assets, unless the application is withdrawn, struck out or dismissed within 7 days of it being filed; or

(ii)	an order is made that the Company be wound up or that a Controller be appointed to it or any of its assets; or

(iii)	a resolution that the Company be wound up is passed or proposed by the Shareholders of the Company;

(b)	a liquidator, provisional liquidator, Controller or any similar official is appointed to, or takes possession or control of, all or any of the Company’s assets or undertaking;

(c)	an administrator is appointed to the Company, a resolution that an administrator be appointed to it is passed or proposed, or any other steps are taken to appoint an administrator to it;

(d)	the Company enters into, or resolves to enter into, an arrangement, compromise or composition with any of, or any class of, its creditors or members, or an assignment for the benefit of any of, or any class of, its creditors, or process is filed in a court seeking approval of any such arrangement, compromise or composition;

(e)	a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of the Company’s creditors is proposed or effected or by reason of financial difficulties it begins negotiations with one or more of its creditors with a view to readjustment or rescheduling of any of its indebtedness;

(f)	any action is taken by the Australian Securities and Investments Commission with a view to the Company’s deregistration or its dissolution, or an application is made to the Australian Securities and Investments Commission that any such action be taken;

(g)	the Company is insolvent within the meaning of section 95A of the Corporations Act, as disclosed in its accounts or otherwise, states that it is unable to pay its debts or it is presumed to be insolvent under any applicable law;

(h)	as a result of the operation of section 459F(1) of the Corporations Act, the Company is taken to have failed to comply with a statutory demand;

(i)	the Company stops or suspends or threatens to stop or suspend the payment of all or a class of its debts or the conduct of all or a substantial part of its business;

(j)	any event or circumstance set out in section 461 of the Corporations Act occurs in relation to the Company; or

(k)	anything having a substantially similar effect to any of the events specified in paragraphs (a) to (j) inclusive happens to the Company under the law of any jurisdiction.

IPO means an initial public offering of fully paid ordinary shares in the capital of the Company pursuant to the Prospectus in which the Company obtains quotation of the fully paid ordinary shares in the capital of the Company on the Nasdaq;

IPO Conditions means the following conditions precedent:

(a)	the receipt by the Company of all application moneys and accompanying application forms in accordance with the requirements of the Prospectus and the depositing of those moneys into a trust account in accordance with section 722 of the Corporations Act;

(b)	the receipt by the Company of a letter from the Nasdaq which approves the admission of the Company to the Nasdaq subject only to customary conditions (Nasdaq Letter); and

(c)	the serving of a written notice by the Company on the Noteholder confirming that:

(i)	the matters in clauses (a) and (b) above have been fulfilled; and

(ii)	it is able to satisfy, and will satisfy, the conditions set out in the Nasdaq Letter by the date required by the Nasdaq;

Listing Condition means an IPO Condition;

Maturity Date means the date ending 12 months after the funds are received by the Company.

Nasdaq means the Nasdaq Stock Exchange

Note Certificate means a certificate issued by the Company in respect of the Notes held by a Noteholder, substantially in the form set out in Annexure A to the Deed.

Noteholder means a persons whose name is entered in the Register as the holder of one or more Notes from time to time.

Noteholder Majority means a Noteholder or Noteholders holding more than 50% of the total principal amount of the Notes outstanding at the relevant time.

Notes means convertible loan notes of $1.00 each created by the Company, having the rights and being subject to the restrictions in these Terms and Note means any one of them.

Office means the registered office of the Company.

Outstanding Note means any Note that has not been converted into Ordinary Shares in accordance with Term 4 or redeemed in full in accordance with Term 5.

Redemption Date means, in respect of any Note, the due date for redemption of that Note under Term 6.2(b).

Register means the register of noteholders kept by the Company in accordance with clause 6 of the Deed.

Restricted Overseas Person means a person (including an individual, partnership, unincorporated syndicate, limited liability company, unincorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in, the United Kingdom, Japan, Canada or the United States or a US person.

Securities Act means the United States Securities Act of 1933.

Subsidiary has the meaning given in section 46 of the Corporations Act.

Tax means:

(a)	a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time imposed or levied by any Government Agency or required to be remitted to, or collected, withheld or assessed by, any Government Agency; and

(b)	any related interest, expense, fine, penalty or other charge on those amounts,

and includes any amount that a person is required to pay to another person on account of that other person’s liability for Tax.

Terms means these terms as they may from time to time be amended in accordance with these terms.

Third Party means any party who is not a shareholder of the Company or a previous creditor of the Company or related bodies corporate as defined in the Corporations Act 2001 (Cth).

Third Party Interests means any Security Interest, option, voting arrangement, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party.

United States means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

US person means a US person as defined in Regulations of the Securities Act.

Withholding Tax means Tax levied or imposed by a Government Agency that is required to be withheld or deducted from any payment.

1.2	Interpretation

In these Terms:

(a)	unless the context otherwise requires, a reference:

(iii)	to the singular includes the plural and vice versa;

(iv)	to a gender includes all genders;

(v)	to a document (including these Terms) is a reference to that document (including any schedules and annexures) as amended, consolidated, supplemented, novated or replaced;

(vi)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;

(vii)	to an item, recital, clause, schedule or annexure is to an item, recital, clause, schedule or annexure of or to these Terms;

(viii)	to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with these Terms;

(ix)	to a person (including any party) includes a reference to an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires;

(x)	(viii) to a person (including any party) includes the person’s successors, permitted assigns, executors and administrators;

(xi)	to a law:

(A)	includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

(B)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(C)	is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(xii)	to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(xiii)	to a body (including, an institute, association or authority), whether statutory or not:

(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body,

(C)	is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(xiv)	to proceedings includes litigation, arbitration and investigation;

(xv)	(xiii) to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;

(xvi)	(xiv) the word including or includes means including, but not limited to, or includes, without limitation; and

(xvii)	to time is to Perth time;

(b)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)	headings are for convenience only and do not affect interpretation;

(d)	if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day; and

(e)	if a period occurs from, after or before a day or the day of an act or event, it excludes that day.

2	Status and ranking of the Notes

(a)	The Notes are a debt obligation of the Company.

(b)	On a winding up of the Company, or in relation to any arrangement between the Company and its creditors, all amounts outstanding on the Notes must be paid:

(i)	in accordance with any applicable statutory regime for the distribution of the assets of the Company or, failing such a statutory regime being applicable, on a pari passu basis with all amounts owing by the Company to its secured creditors, which are proven in the winding up or arrangement;

(ii)	on a pari passu basis between the Notes themselves; and

(iii)	to the Noteholders before any amount is paid to the Company’s shareholders in their capacity as shareholder.

3	Interest

The Notes are non-interest bearing.

4	Conversion General

4.1	The Company may not convert a Note into Ordinary Shares other than in accordance with this Term 4.

4.2	Noteholder entitlement to convert

At any time prior to the Benchmark Date (Noteholder Conversion Period), a Noteholder may convert all or part of its Notes by giving a Conversion Notice, together with the Certificates relating to the Notes being converted, to the Company requiring the Company to convert all of the Notes held by the Noteholder.

4.3	Conversion on Listing

Notwithstanding Term 4.2, if, during the Noteholder Conversion Period a Listing Condition is satisfied, the Company must convert all of the Notes held by the Noteholder and issue to the Noteholder the number of Company Shares calculated under Term 4.4(b).

4.4	Conversion formula

(a)	In relation to Notes which are the subject of a Conversion Notice under Term 4.2 and, the Company must issue Ordinary Shares to the Noteholder on the basis of one Share for each five Notes.

(b)	In relation to Notes which are the subject of a Company Conversion Notice under Term 4.3(a), if the Listing Conditions are satisfied prior to the Maturity Date, the number of Shares which the Company must issue to the Noteholder will be determined in accordance with the following formula:

A = B x C

          D

where:

A =	the number of Shares to be issued to the Noteholder;

B =	the Face Value of the Notes being converted;

C =	Foreign Exchange Conversion Rate;

D =	20% discount to the price at which the relevant Ordinary Shares are issued under a Prospectus at the time of the Listing.

4.5	Completion of conversion

(a)	Within 5 Business Days of the relevant Conversion Event in accordance with:

(i)	clause 4.2, the Company must:

(A)	issue to the Noteholder a holding statement concerning, or certificates for, the relevant Ordinary Shares by delivering the statement (or certificates) to the Noteholder;

(B)	issue the number of Company Shares calculated in accordance with clauses 4.4(a).

(ii)	clause 4.3, the Company must:

(A)	issues to the Noteholder a holding statement concerning, or certificates for, the relevant Ordinary Shares by delivering the statement (or certificates) to the Noteholder;

(B)	issue the number of Company Shares calculated in accordance with clauses 4.4(b).

(b)	A Note in respect of which a Conversion Notice has been given will be treated as having been cancelled and converted into Conversion Shares on the Conversion Date in respect of that Note.

4.6	Adjustment

If prior to conversion of any Notes:

(a)	a consolidation, sub-division or pro-rata cancellation of Ordinary Shares occurs, then the number of Ordinary Shares into which the Notes are convertible will be adjusted so that the Notes are convertible into the same percentage of the issued Ordinary Shares (on a fully diluted basis) as the percentage of issued Ordinary Shares into which they were convertible (on a fully diluted basis) immediately prior to the capital consolidation, sub-division or pro-rata cancellation (as applicable);

(b)	a return of capital of the Company occurs, then the valuation amount must be reduced by the same amount as the aggregate amount returned in relation to the Ordinary Shares and the formula set out in Term 4.4 must be adjusted accordingly;

(c)	a reduction of capital of the Company occurs by a cancellation of paid up capital that is lost or not represented by available assets where no securities are cancelled, then the number of Notes on issue must remain unaltered; or

(d)	any other reorganisation or reconstruction of Ordinary Shares occurs, then the number of Notes on issue must be amended so that the Noteholders do not receive a benefit that the holders of Ordinary Shares do not receive and vice versa.

5	Assistance with Listing

(a)	In relation to Conversion Shares issued upon conversion under Term 4.3, if the Nasdaq requires, as a condition for the Listing to proceed, that any Conversion Shares must be subject to a restriction or hold back agreement pursuant, then the Noteholder (and any other associated parties or controllers) must execute any restriction agreement in relation to those Conversion Shares required by the Nasdaq.

(b)	When requested, if a Noteholder does not provide a signed restriction agreement within 3 business days, the Note may be cancelled by the Company and Face Value of each note returned to the Noteholder within 30 days post-listing without interest.

(c)	Without limitation the Noteholder shall co-operate in good faith with the Company and execute all relevant documents and comply with any reasonable request by the Company in relation to the Listing and must not do anything which adversely affects, or is likely to adversely affect, the Listing.

6	Redemption

6.1	General

(a)	The Company may not redeem and/or purchase a Note other than in accordance with this Term 6.

(b)	The Company must cancel a redeemed Note and may not reissue or resell that Note.

(c)	The Company must redeem all Notes upon Maturity Date in accordance with this Term 6.

(d)	The Company may on its own resolution, elect to redeem the Notes at any time prior to the Maturity Date in accordance with Term 6.6.

6.2	Redemption in the event of an Event of Default

(a)	At any time after the occurrence of an Event of Default in respect of the Company and before the Maturity Date, a Noteholder may request the Company to redeem some or all of the Outstanding Notes by written notice to the Company (Redemption Notice).

(b)	The Company must redeem the number of Outstanding Notes specified in a Redemption Notice within ten Business Days after receipt of the Redemption Notice.

(c)	The Company must notify each Noteholder immediately if it becomes aware of any fact or circumstance that has caused or constitutes, or will or might reasonably be expected to cause or constitute, an Event of Default.

6.3	Completion of redemption

A Noteholder whose Notes are due to be redeemed under Term 6.2(a) must, on or before the Redemption Date, deliver to the Company:

(a)	the Note Certificate(s) for its Notes; or

(b)	evidence reasonably satisfactory to the Company that the Note Certificate(s) for its Notes have been lost, stolen, worn out, defaced or destroyed, together with:

(i)	in the case of a worn out or defaced Note Certificate, that Note Certificate; and

(ii)	in the case of a lost, stolen or destroyed Note Certificate, if requested by the Company, an indemnity from the Noteholder in respect of the lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company.

6.4	On the Redemption Date and subject to the Noteholder complying with Term 6.3, the Company must pay to that Noteholder an amount in cash equal to the total principal amount of its Notes outstanding together with all accrued but unpaid and uncapitalised interest on that amount (Redemption Amount) up to and including the day immediately prior to the Redemption Date.

6.5	If a Noteholder fails to comply with Term 6.3:

(a)	the Company must pay the Redemption Amount into a separate bank account pending compliance with Term 6.3;

(b)	the payment of the Redemption Amount into a bank account will constitute the Company a trustee in respect of the amount;

(c)	the Company will be responsible for the safe custody of the Redemption Amount; and

(d)	the Noteholder will be entitled to claim the Redemption, net of any deduction by the Company for any costs or expenses incurred by the Company in connection with the Company’s performance of its obligations under this Term 6.5.

6.6	Redemption by Company prior to Maturity

If the Notes are redeemed by the Company prior to the Maturity Date, the Company will pay the Noteholder the same amount of money that would have been due if they were redeemed pursuant to term 6.7.

6.7	Redemption upon Maturity

(a)	The Company must redeem and paid out all Notes held by the Noteholders within 10 business days from the Maturity Date in the event there is no conversion of the Notes.

(b)	If the Company redeems a Noteholder’s Notes pursuant to 6.7(a), the amount paid out to the Noteholder shall be determined in accordance with the following formula:

X = Y x Z

Where:

X = Amount Paid

Y = Face value

Z = 120%

7	Disposal

7.1	A Noteholder may only Dispose of Notes in accordance with this Term 7.

7.2	Subject to compliance with all applicable laws, a Noteholder may transfer a Note by delivering a transfer document duly stamped (if necessary) and signed by or on behalf of the transferor to the Company. The transfer document must be in writing in the usual or common form or in such other form as the Board may from time to time prescribe or, in particular circumstances, agree to accept.

7.3	The transferor remains the holder of the Note until the name of the transferee is entered in the Register as the holder of that Note.

7.4	The Board must register the transfer of a Note if:

(a)	no Conversion Notice in respect of the Note has been given by a Noteholder under Term 4.2;

(b)	the Note is not due to be redeemed under Term 6.2(a);

(c)	it is in favour of not more than four joint transferees; and

(d)	it is delivered for registration to the Office or such other place as the Board may decide, accompanied by:

(i)	the Note Certificate for the Note; or

(ii)	evidence reasonably satisfactory to the Company that the Note Certificate for the Note has been lost, stolen, worn out, defaced or destroyed, together with:

(A)	in the case of a worn out or defaced Note Certificate, that Note Certificate; or

(B)	in the case of a lost, stolen or destroyed Note Certificate, if requested by the Company, an indemnity from the Noteholder in respect of the lost, stolen or destroyed Note Certificate on terms reasonably satisfactory to the Company; and

(iii)	such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so.

If the Board decides that transfers may be left at a place other than the Office, the Company must notify the Noteholders of the address of that place.

7.5	If the Board refuses to register the transfer of a Note it must, within 15 Business Days after the date on which the transfer document was lodged with the Company, send notice of the refusal to the transferee. Failure to give notice will not invalidate the decision of the Board. All transfer documents that are registered must be retained by the Company but any transfer document that the Board refuses to register must (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited it.

7.6	The Company may not charge a fee for registering the transfer of a Note or other document relating to or affecting the title to a Note or the right to transfer it or for making any other entry in the Register.

8	Dealings

8.1	No application has been or will be made to any recognised stock exchange for the Notes to be listed or dealt in.

8.2	The Notes have not been and will not be registered under the Securities Act or under the securities laws of any jurisdiction of the United States, no relevant clearances have been, or will be, obtained from the securities commission of any province or territory of Canada, no prospectus has been or will be lodged with the Australian Securities and Investments Commission and no steps have been taken, nor will any be taken, to enable the Notes to be offered in compliance with the Financial Services Act 1986, the Public Offers of Securities Regulations 1995 (as amended) or any other relevant legislation in the United Kingdom nor the applicable securities laws of Japan or any other jurisdiction.

8.3	Accordingly, the Notes may only be offered, sold, resold, delivered or distributed (whether directly or indirectly):

(a)	in and/or into the United States, Canada, Australia, the United Kingdom and/or Japan; and/or

(b)	to or for the account or benefit of any Restricted Overseas Person,

if an exemption from the relevant securities legislation is available or a disclosure document is prepared in accordance with the relevant securities legislation and filed or lodged with the relevant authorities or, in relation to any US person, the Notes are registered under the Securities Act.

9	Payments

9.1	All payments to be made by the Company in relation to a Note will be made:

(a)	after deduction of all withholdings and deductions required by law, however if the Company withholds or deducts any Withholding Tax from a payment made in relation to a Note, the Company must gross up that payment to equal the amount that the Noteholder would have received if no deduction or withholding of Withholding Tax had been required; and

(b)	by way of either, at the Noteholder’s election:

(i)	a banker’s draft or cheque drawn by a bank as defined in the Banking Act 1959 (Cth); or

(ii)	a direct transfer of immediately available funds to the bank account nominated by the Noteholder prior to the due date for payment.

9.2	If the Company or another person is required by law to make a deduction or withholding from a payment to the Noteholder, the Company must notify the Noteholder of the amount and reason for the deduction or withholding and pay or procure the payment of the full amount of the deduction or withholding to the appropriate Government Agency under applicable law.

9.3	The Company may withhold payment of principal moneys, interest and all other amounts payable in respect of a Note to a person entitled by transmission to a Note until he has provided such evidence of his entitlement that the Company may reasonably require.

10	Recognition of other interests in Notes

Subject to the Corporations Act, the Company is entitled to treat the registered holder of any Notes as the absolute owner of those Notes and is not bound to recognise any equitable or other claim to or interest in the Notes on the part of any person.

11	Amendment of the Terms

11.1	The Company may (by deed expressed to be supplemental to the Deed) from time to time amend these Terms only if it is approved by the Noteholder Majority.

11.2	The Company must make a notation on the cover of the Deed upon the execution of any deed supplemental to the Deed.

12	Notices

12.1	Requirements

All notices must be:

(a)	legible and in English;

(b)	addressed to the recipient at the address or email set out below or to such other address or email as that party may notify to the other parties:

to the Company:

Address:	PO Box 1988, Subiaco, Western Australia, 6904

Attention:	Mr Gavin Burnett

Email:	Both: gavin.burnett@locafy.com and melvin.tan@locafy.com

to a Noteholder:

the Noteholder’s address or email as it appears on the Register;

(c)	signed by the party or where the sender is a company by an officer of that company or under the common seal of that company; and

(d)	sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or email;

(e)	if sent by email, in a form which:

(i)	identifies the sender;

(ii)	is electronically signed by the sender or an authorised officer of the sender; and

(iii)	clearly indicates the subject matter of the notice in the subject heading of the email,

provided that the recipient has not provided written notice to the other parties confirming that it does not wish to receive notices by email. The parties consent to the method of signature contained in clause 12.1(e) and agree that it satisfies the requirements of applicable law for signature on service of notice by email.

12.2	Receipt

Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

(a)	if sent by hand when left at the address of the recipient;

(b)	if sent by pre-paid post, 3 days (if posted to an address within a country) or 10 days (if posted from one country to another) after the date of posting; or

(c)	if sent by email, when the sender receives an automated message confirming delivery; or four hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever occurs first;

but if a notice is served by hand, or is received by email on a day which is not a Business Day, or after 5:00 pm (recipient’s local time) on a Business Day, the notice is deemed to be duly received by the recipient at 9:00 am on the first Business Day after that day.

13	Counterparts

This Deed may be executed in any number of counterparts (including by way of email) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

14	Governing law and jurisdiction

14.1	These Terms are governed by the laws of Western Australia.

14.2	The Company and each Noteholder irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of Western Australia; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

Schedule

Conversion Notice

To:	The Directors
Locafy Limited (Company)
PO Box 1988
Subiaco WA 6904

<<specify name of Noteholder>> (Noteholder), being the registered holder of <<specify number>> secured convertible notes of $1.00 each (Notes) issued by the Company on 28 May 2021 on the terms endorsed on the certificate for those Notes (Terms), hereby gives notice that it wishes to convert <<insert either all <<or>> <<specify number>> of its Notes into Ordinary Shares (Shares) in accordance with Term 4, completion of the conversion to occur on <<specify date>> or such earlier or later date in accordance with the Terms.

The Noteholder authorises the Company to register it as the holder of the Shares in accordance with the Terms and agrees to be bound by the Constitution of the Company.

Dated: <<specify date>>

Signed by

<<Name of Noteholder>>

by a director and director/secretary:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Notes:

1.	This notice is irrevocable.

2.	The date specified for completion of the conversion of the Notes into Shares must be at least three Business Days after the date this Conversion Notice is given to the Company, subject to a different period being determined in accordance with the Terms.

3.	This Conversion Notice should be lodged at the Company’s registered office or sent by post to the address specified above. The Note Certificate(s) for the Notes must be given to the Company on or before the date of completion of the conversion of the Notes.